Exhibit 10.1

July 5, 2023

Digital Brands Group, Inc.

4700 South Boyle Avenue

Vernon, California 90058

Attn: John Hilburn Davis

Re: Extension of Maturity Date

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended and Restated Secured Promissory Note of Digital Brands Group, Inc., a Delaware corporation (formerly known as Denim.LA, Inc., the “Company”), in the aggregate principal amount of $4,500,000 (as amended, the “Note”) issued February 12, 2020 to Norwest Venture Partners XI, LP and Norwest Venture Partners XII, LP (each a “Holder” and together the “Holders”). Capitalized terms used herein but not defined herein shall have the same meanings assigned to such terms in the Note.

As confirmed by the signatures hereto, the Company and each of the Holders hereby agree to amend the Note as follows:

Section 2.1 of the Note is hereby amended and restated in its entirety as follows:

“2.1 Maturity Date and Payment. The Balance shall be due and payable in full to the Holders ratably on the earliest to occur of (i) June 30, 2024 and (ii) the date that the Balance under this Note becomes due and payable pursuant to Section 5 hereunder (such earliest date, the “Maturity Date”). This Note may be prepaid at any time, in whole or in part, at the option of the Company, without penalty or premium.”

Other than as expressly discussed above, no changes or modifications to, or amendments of, the Note are intended or implied by this letter, and the Note is hereby ratified and confirmed by all parties thereto in all respects. To the extent of a conflict between the terms of this letter and the Note, the terms of this letter shall govern and control.

This letter (a) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law and (b) may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of this letter agreement by telecopier or other electronic means (including ..pdf) shall be effective as delivery of a manually executed counterpart thereof.

[Signature Page Follows]

Please acknowledge your agreement to be bound by the foregoing by signing this letter and delivering it to the Holders.

Very truly yours,

NORWEST VENTURE PARTNERS XI, LP,

By: Genesis VC Partners XI, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name:	Sonya Brown
Title:	General Partner

NORWEST VENTURE PARTNERS XII, LP,

By: Genesis VC Partners XII, LLC, its General Partner

By: NVP Associates, LLC, its Managing Member

By:	/s/ Sonya Brown
Name:	Sonya Brown
Title:	General Partner

Acknowledged and Agreed:

DIGITAL BRANDS GROUP, INC.

By:	/s/ John “Hil” Davis
Name:	John “Hil” Davis
Title:	Chief Executive Officer

MATURITY DATE EXTENSION